UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2009

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Frederick M. Capallo as Interim Chief Financial Officer

On March 10, 2009, Biolase Technology, Inc. (the "Company") issued a press release announcing that it had appointed Frederick M. Capallo as interim Chief Financial Officer of the Company.

Mr. Capallo, 49, was previously the Corporate Controller of the Company, and served interim Chief Financial Officer of the Company from January 2008 to April 2008. Mr. Capallo joined the company in May 2006 as a consultant and was named Corporate Controller in November 2006. From 1995 until 2005, Mr. Capallo was Director of Corporate Accounting for Irvine, California-based Interpore International, Inc., a designer, manufacturer and distributor of orthopedic products including spinal implants, bone graft material and minimally invasive products. At Interpore, Mr. Capallo managed all functions of the accounting department and directed corporate finance activities including annual and quarterly reports to the SEC.

Mr. Capallo received a Masters of Business Administration from the University of Baltimore and bachelor’s degree in accounting from Salisbury State University in Maryland. He is a Certified Public Accountant.

There is no arrangement or understanding pursuant to which Mr. Capallo was selected as interim Chief Financial Officer, and there are no related party transactions between the Company and Mr. Capallo reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Capallo as interim Chief Financial Officer is furnished as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

March 10, 2009	By:	David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase Technology, Inc., dated March 10, 2009.